UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 15, 2007

ENERGIZER HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	No. 43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO     63141

(Address of Principal Executive Offices)                         (Zip Code)

(314) 985-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into A Material Definitive Agreement.

As noted in Item 2.03 below, on October 15, 2007 the Company entered into the 2007 Note Purchase Agreement, including the forms of Notes attached as exhibits to that Agreement, which is attached to this filing as Exhibit 10.1. A brief description of the terms and conditions of the 2007 Note Purchase Agreement is set forth under Item 2.03 and incorporated by reference herein.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 15, 2007, in order to refinance a portion of the borrowings made in connection with its acquisition of Playtex Products, Inc. (see below), the Company authorized and completed the issuance and sale of $890,000,000 aggregate principal amount of its fixed rate Senior Notes pursuant to a Note Purchase Agreement entered into that same date (“2007 Note Purchase Agreement”), with various purchasers. The proceeds of the new fixed-rate Senior Notes were utilized to repay existing debt as described below. The Senior Notes (the “Notes”), the forms of which are attached as exhibits to the 2007 Note Purchase Agreement, were issued in seven series:

•	Series A consists of a single tranche of three year, bullet maturity, unsecured, fixed-rate 5.71% Senior Notes due October 15, 2010,

•	Series B consists of a single tranche of five year, bullet maturity, unsecured, fixed-rate 6.01% Senior Notes due October 15, 2012,

•	Series C consists of a single tranche of six year, bullet maturity, unsecured, fixed-rate 6.09% Senior Notes due October 15, 2013

•	Series D consists of a single tranche of seven year, bullet maturity, unsecured, fixed-rate 6.23% Senior Notes due October 15, 2014,

•	Series E consists of a single tranche of eight year, bullet maturity, unsecured, fixed-rate 6.36% Senior Notes due October 15, 2015,

•	Series F consists of a single tranche of nine year, bullet maturity, unsecured, fixed-rate 6.48% Senior Notes due October 15, 2016, and

•	Series G consists of a single tranche of ten year, bullet maturity, unsecured, fixed-rate 6.55% Senior Notes due October 15, 2017.

If there is a change in control of the Company (defined generally as the acquisition by any person of more than 50% ownership of the Company), and if the Company does not have an investment grade rating after the change in control, the Company will be required to make an offer to purchase the Notes at 100% of the principal amount plus accrued interest, but without any make-whole payment. The Senior Notes are unsecured, and rank pari passu in right of repayment with the Company’s other senior unsecured indebtedness.

The Notes contain customary affirmative covenants, including, without limitation, corporate existence and power, compliance with laws, maintenance of insurance, keeping of books, maintenance of properties, payment of taxes, environmental compliance, addition of subsidiary guarantors, inspection of records, and furnishing of quarterly and annual financial statements, quarterly compliance certificates, and notices and other information. The Notes also contain customary restrictive covenants, including, without limitation, restrictions on the following: subsidiary indebtedness; consolidations and mergers; sale of assets (not including permitted asset sales in connection with the Company’s Asset Securitization Facility); liens and encumbrances; conduct of business; non-guarantor subsidiaries; and transactions with shareholders and affiliates.

The Notes contain financial covenants, including, without limitation, covenants pertaining to the following:

Maximum Consolidated Total Debt/ EBITDA Ratio:  At no time shall the ratio of total indebtedness of the Company and its consolidated subsidiaries at the end of the most recently completed fiscal quarter to EBITDA of the Company and its consolidated subsidiaries for the Company’s then most recently completed four fiscal quarters exceed 3.5 to 1.0, however, if the Company elects to pay additional interest, the ratio may exceed 3.5 to 1.0 but be no greater than 4.0 to 1.0 for a period of not more than four successive fiscal quarters.

If Consolidated Debt to Consolidated EBITDA, as evidenced by a quarterly compliance certificate, is greater than 3.5 times but less than 4.0 times then the Interest Rate on the Notes shall increase by 0.75%. Consolidated Debt to Consolidated EBITDA shall be determined as of the last day of each fiscal quarter and the interest rate adjustment shall be effective as of the first day of the following quarter.  Such adjustment in the interest rate shall continue until such time as the Company has delivered a quarterly compliance certificate, certified by a senior financial officer, demonstrating that Consolidated Debt to Total EBITDA is less than or equal to 3.5 times.

The Notes contain customary events of default, including, without limitation, failure to make payment in connection with the Notes; breach of representations and warranties; default in any covenant or agreement set forth in the Note Purchase Agreement after any applicable grace period; cross default to occurrence of a default (whether or not resulting in acceleration) under any other agreement governing indebtedness in excess of $30,000,000 of the Company or certain of its subsidiaries; events of insolvency or bankruptcy; the occurrence of one or more unstayed or undischarged judgments or attachments in excess of $30,000,000; dissolution;certain ERISA related events; or subsidiary guarantor revocation.  If any other event of default occurs, the holders of a majority of the Notes may declare them to be due and payable, or any holder with respect to a payment default with respect to the Notes held by such holder.

The Notes are unsecured, however, the Company’s major domestic operating subsidiaries have each entered into the Subsidiary Guarantee with respect to the Notes, which is attached as Exhibit 1(h) to the 2007 Note Purchase Agreement, and the names of those subsidiaries are listed on that exhibit.

The proceeds of the sale of the Notes were used by the Company to repay $890,000,000 in borrowings made on October 1, 2007 in connection with its acquisition of Playtex Products, Inc., under the terms of its $1.5 billion Term Loan Credit Agreement, dated as of September 14, 2007, with JP Morgan Chase Bank, N.A. as Administrative Agent, Bank of America, N.A. as Syndication Agent, and Citibank, N.A. as Documentation Agent, previously reported in Energizer’s Current Report on Form 8-K filed September 18, 2007.  An additional $610,000,000 in borrowings associated with the acquisition remain outstanding under the terms of the Term Loan Credit Agreement.

The foregoing descriptions of the 2007 Note Purchase Agreement and the Notes do not purport to be complete and are qualified in their entirety by reference to the terms of the 2007 Note Purchase Agreement and exhibits thereto, which are attached to this filing as Exhibit 10.1 and incorporated by reference herein.

The Notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	2007 Note Purchase Agreement entered into by Energizer Holdings, Inc. and various purchasers of the Notes.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: October 15, 2007

EXHIBIT INDEX

Exhibit No.

10.1                                Form of 2007 Note Purchase Agreement.